1 Q4-21 Financial Highlights1 Q4-21 Business Segment Highlights1,2(A) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q4-21 Net Income of $7.0 Billion; EPS of $0.82 Ending Loan Balances up $51 Billion to $979 Billion; Ending Deposit Balances up $269 Billion to $2.1 Trillion Record Full-Year 2021 Net Income of $32.0 Billion; EPS of $3.57 See page 10 for endnotes. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Source: Dealogic as of Jan. 3, 2022. 4 Source: Dealogic as of Jan. 3, 2022. Global Capital Raise includes Equity, Debt, Loans (Mortgage Backed Securities, Asset Backed Securitizations and self-funded deals are excluded). Shown on a proportional share basis. • Net income of $3.1 billion • Deposit balances up 16% to more than $1.0 trillion • Consumer investment assets up $63 billion, or 20%, to a record $369 billion, driven by market valuations and inflows from new and existing clients; $23 billion of client flows since Q4-20 • Organic Client Growth – Added ~901,000 net new Consumer checking accounts and ~525,000 new Consumer investment accounts in 2021, up 64% and 24%, respectively, compared to 2019 • Net income rose 28% to $7.0 billion, or $0.82 per diluted share, reflecting strong operating leverage as revenues grew faster than expenses • Revenue, net of interest expense, increased 10% to $22.1 billion – Net interest income (NII)(B) up $1.2 billion, or 11%, to $11.4 billion, driven by strong deposit growth and investment of excess liquidity – Noninterest income up 8% to $10.7 billion, driven by record asset management fees and record investment banking revenue • Provision for credit losses improved by $542 million to a benefit of $489 million, driven by asset quality and macroeconomic improvements, partially offset by loan growth; net reserve release of $851 million(C) • Noninterest expense rose 6% to $14.7 billion, driven by higher revenue-related incentive compensation, partially offset by lower COVID-19 related costs; positive operating leverage of 4%(D) • Average loan and lease balances up $10 billion to $945 billion; ending balances up $51 billion to $979 billion, led by strong commercial loan growth as well as higher card balances • Average deposits up $280 billion, or 16%, to $2.0 trillion • Average Global Liquidity Sources rose $215 billion, or 23%, to record $1.2 trillion(E) • Common equity tier 1 (CET1) ratio 10.6% (Standardized)(F); returned $31.7 billion to shareholders in 2021 through common stock dividends and share repurchases • Net income of $669 million • Sales and trading revenue down 2% to $2.9 billion, including net debit valuation adjustment (DVA) gains of $2 million; Fixed Income Currencies and Commodities (FICC) revenue of $1.6 billion and Equities revenue of $1.4 billion • Excluding net DVA,(G) sales and trading revenue down 4% to $2.9 billion; FICC down 10% to $1.6 billion; Equities up 3% to $1.4 billion • Organic Client Growth – Average assets increased $134 billion to $817 billion, driven by higher client balances in Equities and loan growth in FICC From Chairman and CEO Brian Moynihan: "Our fourth-quarter results were driven by strong organic growth, record levels of digital engagement, and an improving economy. We grew loans by $51 billion and added $100 billion of deposits during the quarter, further strengthening our position as the leader in retail deposits. “We earned a record $32 billion in 2021, with every business line solidly contributing. In Consumer, we added millions of new credit card accounts and nearly a million net new checking accounts as we continued to demonstrate the value we provide through our physical and digital capabilities. Wealth Management had record client flows and the strongest client acquisition numbers since before the pandemic. Investment Banking had its best year ever and Global Markets had its highest sales and trading revenue in a decade, led by record Equities performance as we invested in the business. “We also continued to support our communities, helping them address some of society’s biggest challenges, including the environment, the pandemic, racial equality and economic opportunity. I want to thank our talented teammates across the globe for all their work over the past year." • Net income of $1.2 billion • Record client balances of $3.8 trillion, up $491 billion, or 15%, driven by higher market valuations and $149 billion in client flows in 2021 • Deposits up 18% to $361 billion • Pretax margin of 30% • Organic Client Growth – Record AUM balances of $1.6 trillion, up 16% – Average loan and lease balances up 10% to $205 billion; 47th consecutive quarter of average loan and lease balance growth – Merrill Lynch Wealth Management added ~6,700 net new households; Private Bank added ~500 net new relationships • Net income of $2.7 billion • Record total investment banking fees (excl. self-led) of $2.4 billion, up 26%; record advisory fees of $850 million, up 55% • No. 3 in investment banking fees with 6.6% market share, up 50bps3 • Deposits up 18% to $562 billion • Organic Client Growth – Debt underwriting fees rose 37% to $984 million; 7 of the top 10 debt deals3 – Raised $963 billion in capital on behalf of clients in 20214

BANK OF AMERICA

From Chief Financial Officer Alastair Borthwick:

"We ended the year on a strong note. Revenue rose faster than expenses, producing our second straight quarter of year-over-year positive operating leverage. Also, we significantly grew loans and deposits, which allowed us to increase net interest income by $1.2 billion versus the year-ago quarter despite a challenging rate environment. In addition, our investment banking and wealth management businesses continued to benefit from robust markets and the strong relationships we have built with our clients over many years.

"Asset quality remained strong with loss rates at historically low levels as the global economy continued to improve. This enabled us to release loan loss reserves again this quarter. For our shareholders, we increased book value per share by 6% to $30.37 and returned nearly $32 billion in 2021 through common stock repurchases and dividends."

Bank of America Financial Highlights

($ in billions, except per share data)	**Q4-21**	**Q4-20**
Total revenue, net of interest expense	**$22.1**	$20.1
Provision for credit losses	**(0.5)**	0.1
Noninterest expense	**14.7**	13.9
Pretax income	**7.8**	6.1
Pretax, pre-provision income[1(H)]	**7.3**	6.2
Income tax expense	**0.8**	0.6
Net Income	**7.0**	5.5
Diluted earnings per share	**$0.82**	$0.59

($ in billions, except per share data)	**FY 2021**	**FY 2020**
Total revenue, net of interest expense	**$89.1**	$85.5
Provision for credit losses	**(4.6)**	11.3
Noninterest expense	**59.7**	55.2
Pretax income	**34.0**	19.0
Pretax, pre-provision income[1(H)]	**29.4**	30.3
Income tax expense	**2.0**	1.1
Net Income	**32.0**	17.9
Diluted earnings per share	**$3.57**	$1.87

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Loan Growth - Total Ending Loan Balances ($B)

	Q4-21	**Change vs. Q3-21**	**Change vs. Q4-20**
Commercial	$543	↑ 8%	↑ 9%
Consumer	$436	↑ 3%	↑ 2%
Total	**$979**	↑ **6%**	↑ **6%**

2

Consumer Banking[1,2]

- Net income increased to $3.1 billion, as higher revenue and lower expenses combined to create 9% operating leverage[(D)]
- Revenue of $8.9 billion increased 8%, driven by higher NII and higher card income
- Provision for credit losses increased $28 million to $32 million; net charge-off ratio improved to 0.58%, compared to 0.73%
- Noninterest expense decreased 1% to $4.7 billion, driven by lower COVID-19 related costs, partially offset by investments in the business

Business Highlights[1,4(A)]

- Average deposits grew $142 billion, or 16%, to more than $1.0 trillion
  - 56% of deposits in checking accounts; 93% primary accounts[4]
- Average loans and leases declined $23 billion, or 7%, YoY to $282 billion; average loans and leases, excluding Paycheck Protection Program (PPP), grew $5 billion, or 2%, versus Q3-21 to $279 billion[5]
- Consumer investment assets grew $63 billion, or 20%, to $369 billion, driven by market performance and strong flows from new and existing clients
  - $23 billion of client flows since Q4-20
  - 3.3 million client accounts, up 8%
- Combined credit/debit card spend up $38 billion, or 22%; credit card up 26% and debit card up 19%
- 9.3 million total clients[6] enrolled in Preferred Rewards, up 11%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- 70% of overall households actively using digital platforms
- 41.4 million active digital banking users, up 5%, or 2.0 million
- 1.5 million digital sales, up 46%
- 2.7 billion digital logins
- 15.8 million active Zelle® users, now including small businesses, sent and received 218 million transfers worth $65 billion, up 39% and 53% YoY, respectively
- Clients booked ~764,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	12/31/2021	9/30/2021	12/31/2020
Total revenue[2]	**$8,912**	$8,838	$8,242
Provision for credit losses	**32**	247	4
Noninterest expense	**4,742**	4,558	4,809
Pretax income	**4,138**	4,033	3,429
Income tax expense	**1,014**	988	840
Net income	**$3,124**	$3,045	$2,589

Business Highlights[3(A)]

	Three months ended		
($ in billions)	12/31/2021	9/30/2021	12/31/2020
Average deposits	**$1,026.8**	$1,000.8	$885.2
Average loans and leases	**282.3**	281.4	305.1
Consumer investment assets (EOP)	**368.8**	353.3	306.1
Active mobile banking users (MM)	**33.0**	32.5	30.8
Number of financial centers	**4,173**	4,215	4,312
Efficiency ratio	**53 %**	52 %	58 %
Return on average allocated capital	**32**	31	27
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$78.4**	$75.6	$78.2
Total credit/debit spend	**211.9**	200.6	173.7
Risk-adjusted margin	**10.9 %**	10.7 %	10.8 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Average loans and leases was $282B and $281B for Q4-21 and Q3-21. Excluding average PPP loan balances of $4B and $8B, loan balances were $279B and $273B for the same period.
[6] Includes clients in Consumer, Small Business and GWIM.

Continued Business Leadership

- No. 1 in customer satisfaction for U.S. Online [(a)] Banking among National Banks by J.D. Power [(b)]
- No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power[(b)]
- No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power[(c)]
- No. 1 in estimated U.S. Retail Deposits[(d)]
- No. 1 Online Banking and Mobile Banking Functionality[(e)]
- Highest mix (%) of prime (680+ Vantage 3.0) Auto originations amongst national banks[(f)]
- No. 1 Mortgage and Home Equity Lending Digital Experience[(g)]
- Best Consumer Digital Bank in the U.S.[(h)]

See page 11 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $392 million, or 47%, to $1.2 billion
  - 8% operating leverage[(D)]
  - Pretax margin of 30%
- Record revenue of $5.4 billion, up 16%, driven by higher asset management and brokerage fees, and the impact of strong loan and deposit growth
- Noninterest expense increased 8% to $3.8 billion, primarily driven by higher revenue-related incentives

Business Highlights[1(A)]

- Total client balances up $491 billion, or 15%, to a record of $3.8 trillion, driven by higher market valuations and record client flows
  - Strong AUM flows of $22 billion in Q4-21
  - Average deposits increased $55 billion, or 18%, to $361 billion; average loans and leases grew $18 billion, or 10%, to $205 billion, driven by securities-based lending, custom lending and residential mortgage lending

Merrill Lynch Wealth Management Highlights[1]

Strong Client Growth and Advisor Engagement

- Record client balances of $3.2 trillion, up 14%
- Record AUM balances of $1.3 trillion, up 17%
- Added ~6,700 net new households in Q4-21, up 32%, and more than 23,000 in 2021, up 6% from 2020

Digital Usage Continued to Grow

- 79% of Merrill Lynch households digitally active across the enterprise
- Continued growth of advisor/client digital communications; 397,000 households exchanged ~1.5 million secure messages
- 230,000 forms signed digitally in Q4-21, 47% of eligible transactions
- Record 74% of eligible checks deposited through automated channels

Bank of America Private Bank Highlights[1]

Strong Client Engagement

- Record client balances of $625 billion, up 16%
- Record AUM balances of $360 billion, up 15%
- Added ~500 net new relationships in Q4-21, up 30%, and ~1,900 net new relationships in 2021, up 7% from 2020
- In addition, added ~2,500 new individual clients to existing relationships, reflecting an ~10% increase in multi-generational accounts

Financial Results

	Three months ended		
($ in millions)	**12/31/2021**	**9/30/2021**	**12/31/2020**
Total revenue[2]	**$5,402**	$5,310	$4,677
Provision for credit losses	**(56)**	(58)	8
Noninterest expense	**3,834**	3,744	3,564
Pretax income	**1,624**	1,624	1,105
Income tax expense	**398**	398	271
Net income	**$1,226**	$1,226	$834

Business Highlights[(A)]

	Three months ended		
($ in billions)	**12/31/2021**	**9/30/2021**	**12/31/2020**
Average deposits	**$360.9**	$339.4	$305.9
Average loans and leases	**205.2**	199.7	187.2
Total client balances (EOP)	**3,840.3**	3,692.8	3,349.8
AUM flows	**21.6**	14.8	7.6
Pretax margin	**30 %**	31 %	24 %
Return on average allocated capital	**30**	30	22

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 in Barron's Top 1,200 Financial Advisors and Top 100 Women Advisors (2021)
- No. 1 in Forbes' Top Next Generation Advisors and Best-in-State Wealth Advisors (2021)
- Barron's Industry Awards for Digital Innovation – Digital Wealth Overview (2021)
- Wealth Tech Award – Best Use of Technology (North America) and Best Use of Technology for client acquisition (North America)[(i)]
- Best Technology for The Client Engagement Workstation and Redefining Wealth Planning[(j)]
- No. 1 in personal trust AUM[(k)]
- Best Private Bank for Customer Service (U.S.)[(l)]
- Best Private Bank for Philanthropic Services (Global) and Most Innovative Private Bank (North America)[(m)]
- Best Private Bank in North America[(n)]

See page 11 for Business Leadership sources.

Digital Usage Continued to Grow

- Record 85% of clients digitally active across the enterprise
- 74% of checks deposited through automated channels
- Clients increasingly leveraging the convenience and effectiveness of our digital capabilities:
  - Erica interactions up 418%
  - Zelle® transactions up 45%
  - Digital wallet transactions up 60%

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income increased $1.0 billion to $2.7 billion, driven by higher revenue and lower credit costs, partially offset by higher noninterest expense
  - 12% operating leverage[(D)]
- Revenue of $5.9 billion rose 24%, reflecting record investment banking fees, higher leasing-related revenue, and strong deposit growth, which benefited NII
- Provision for credit losses improved $511 million to a benefit of $463 million, reflecting improved asset quality and macroeconomic improvements, partially offset by loan growth
- Noninterest expense rose $284 million, or 12%, to $2.7 billion, largely driven by higher revenue-related costs and continued investments in the franchise

Business Highlights[1,2(A)]

- Average deposits increased $84 billion, or 18%, to $562 billion, reflecting client liquidity and valued relationships
- Average loans and leases declined $8 billion, or 2%, to $339 billion, driven by paydowns; compared to the prior quarter, ending loans and leases increased $24 billion, or 7%, to $353 billion, with growth in corporate and commercial banking, partially offset by declines in PPP balances
- Total investment banking fees (excl. self-led) rose 26% to a record $2.4 billion; record advisory fees of $850 million and strong debt underwriting and equity underwriting fees of $984 million and $545 million, respectively
- Full-year investment banking fees (excl. self-led) rose 24% to a record $8.9 billion

Digital Usage Continued to Grow[1]

- 75% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of November 2021)
- CashPro App Active Users increased 58% and sign-ins increased 55% (rolling 12 months), surpassing 1.5 million sign-ins in the past year
- CashPro App Payment Approvals value was $384 billion, with volumes increasing 119% (rolling 12 months)
- Global Digital disbursements up 33% YTD YoY (as of November 2021), 85% of volume sent via Zelle® (as of November 2021)

Financial Results

	Three months ended		
($ in millions)	**12/31/2021**	**9/30/2021**	**12/31/2020**
Total revenue[2,3]	**$5,907**	$5,245	$4,779
Provision for credit losses	**(463)**	(781)	48
Noninterest expense	**2,717**	2,534	2,433
Pretax income	**3,653**	3,492	2,298
Income tax expense	**986**	943	621
Net income	**$2,667**	$2,549	$1,677

Business Highlights[2(A)]

	Three months ended		
($ in billions)	**12/31/2021**	**9/30/2021**	**12/31/2020**
Average deposits	**$562.4**	$534.2	$478.3
Average loans and leases	**338.6**	324.7	346.3
Total Corp. IB fees (excl. self-led)[2]	**2.4**	2.2	1.9
Global Banking IB fees[2]	**1.5**	1.3	1.1
Business Lending revenue	**2.2**	1.9	1.9
Global Transaction Services revenue	**2.0**	1.9	1.6
Efficiency ratio	**46 %**	48 %	51 %
Return on average allocated capital	**25**	24	16

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- Outstanding Financial Innovator – 2021 Global[(m)]
- North America's Best Bank for Small to Medium-sized Enterprises[(o)]
- Best Global Bank for Cash Management and Payments & Collections[(p)]
- Best Mobile Cash Management Software - For CashPro App[(q)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(o)]
- Best Transaction Bank in North America, Best Supply Chain Finance Bank[(r)]
- 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management[(s)]
- Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America[(m)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3,6]

- Net income decreased $122 million to $669 million
  - Excluding net DVA, net income decreased 20% to $667 million[4]
- Revenue of $3.8 billion decreased 2%, driven by lower sales and trading results
  - Excluding net DVA, revenue decreased 4%[4]
- Noninterest expense increased $62 million, or 2%, to $2.9 billion, driven by higher revenue-related expenses, partially offset by the realignment of a liquidating business activity from Global Markets to All Other[(I)]
- Average VaR of $63 million[5]

Business Highlights[1,2,6(A)]

- Sales and trading revenue decreased 2% to $2.9 billion
  - FICC revenue declined to $1.6 billion, driven by a weaker credit trading environment
  - Equities revenue increased to $1.4 billion, driven by growth in client financing activities
- Excluding net DVA, sales and trading revenue decreased 4% to $2.9 billion[(G)]
  - FICC revenue decreased 10% to $1.6 billion
  - Equities revenue increased 3% to $1.4 billion

Additional Highlights

- 690+ research analysts covering 3,400+ companies, 1,200+ corporate bond issuers across 55+ economies and 24 industries

Financial Results

	Three months ended		
($ in millions)	12/31/2021	9/30/2021	12/31/2020
Total revenue[2,3]	**$3,818**	$4,519	$3,907
Net DVA[4]	**2**	(20)	(56)
Total revenue (excl. net DVA)[2,3,4]	**$3,816**	$4,539	$3,963
Provision for credit losses	**32**	16	18
Noninterest expense[(I)]	**2,882**	3,252	2,820
Pretax income	**904**	1,251	1,069
Income tax expense	**235**	325	278
Net income	**$669**	$926	$791
Net income (excl. net DVA)[4]	**$667**	$941	$834

Business Highlights[2(A)]

	Three months ended		
($ in billions)	12/31/2021	9/30/2021	12/31/2020
Average total assets	**$817.0**	$804.9	$683.1
Average trading-related assets	**564.3**	563.7	476.6
Average loans and leases	**102.6**	97.1	74.1
Sales and trading revenue[2]	**2.9**	3.6	3.0
Sales and trading revenue (excl. net DVA)[2(G)]	**2.9**	3.6	3.1
Global Markets IB fees[2]	**0.8**	0.8	0.7
Efficiency ratio	**75 %**	72 %	72 %
Return on average allocated capital	**7**	10	9

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote G on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $63MM, $78MM and $81MM for Q4-21, Q3-21 and Q4-20, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- Global Derivatives House of the Year[(t)]
- Clearing House of the Year[(t)]
- Overall Leader for North America in Sustainable Finance[(m)]
- No. 2 Global Research Firm[(u)]
- No. 2 Global Fixed Income Research Team[(v)]
- No. 1 Municipal Bonds Underwriter[(w)]

See page 11 for Business Leadership sources.

6

7 All Other1,2 Financial Results(B) Three months ended ($ in millions) 12/31/2021 9/30/2021 12/31/2020 Total revenue2 $(1,874) $(1,045) $(1,393) Provision for credit losses (34) (48) (25) Noninterest expense(I) 556 352 301 Pretax loss (2,396) (1,349) (1,669) Income tax expense (benefit) (1,723) (1,294) (1,248) Net income (loss) $(673) $(55) $(421) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $673 million compared to net loss of $421 million • Revenue was down $481 million, reflecting higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense) • Noninterest expense increased $255 million to $556 million, driven primarily by the realignment of a liquidating business activity from Global Markets to All Other, partially offset by decreases in other expenses(I) • For the full year, the total corporate effective tax rate (ETR) was 5.9%; excluding the Q2-21 positive tax adjustment related to the revaluation of U.K. net deferred tax assets (triggered by a change in U.K. tax law) and other discrete items, the ETR would have been 13.6%; further adjusting for ESG tax credits, the ETR would have been approximately 25%

8 Credit Quality1 Highlights Three months ended ($ in millions) 12/31/2021 9/30/2021 12/31/2020 Provision for credit losses ($489) ($624) $53 Net charge-offs 362 463 881 Net charge-off ratio2 0.15% 0.20% 0.38 % At period-end Nonperforming loans and leases $4,567 $4,714 $4,952 Nonperforming loans and leases ratio 0.47% 0.51% 0.54 % Allowance for loan and lease losses $12,387 $13,155 $18,802 Allowance for loan and lease losses ratio3 1.28% 1.43% 2.04% 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 3 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. Charge-offs • Total net charge-offs decreased $101 million, or 22%, from the prior quarter to $362 million – Consumer net charge-offs decreased $17 million to $312 million, driven by lower credit card losses – Credit card loss rate 1.42% vs. 1.69% in Q3-21, and 2.06% in Q4-20 – Commercial net charge-offs remained low at $50 million • Historically low net charge-off ratio of 0.15%, down 5 basis points from the prior quarter Provision for credit losses • Provision for credit losses was a benefit of $489 million, reflecting asset quality and macroeconomic improvements, partially offset by loan growth; the quarter included a net reserve release of $0.9 billion(C) – Commercial reserve release of $0.7 billion – Consumer reserve release of $0.2 billion Allowance for credit losses • Allowance for credit losses, including unfunded commitments, decreased 6% from the prior quarter to $13.8 billion – Allowance for loan and lease losses decreased $0.8 billion, or 6%, from the prior quarter to $12.4 billion, representing 1.28% of total loans and leases • Nonperforming loans decreased $147 million from the prior quarter to $4.6 billion, primarily within Commercial • Commercial reservable criticized utilized exposure decreased $1.8 billion from the prior quarter to $22.4 billion, driven by improvements across a broad range of industries

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)(E)(F)]

	Three months ended		
	12/31/2021	**9/30/2021**	**12/31/2020**
Ending Balance Sheet			
Total assets	**$3,169.9**	$3,085.4	$2,819.6
Total loans and leases	**979.1**	927.7	927.9
Total loans and leases in business segments (excluding All Other)	**963.3**	910.9	906.6
Total deposits	**2,064.4**	1,964.8	1,795.5
Average Balance Sheet			
Average total assets	**$3,164.1**	$3,076.5	$2,791.9
Average loans and leases	**945.1**	920.5	934.8
Average deposits	**2,017.2**	1,942.7	1,737.1
Funding and Liquidity			
Long-term debt	**$280.1**	$278.6	$262.9
Global Liquidity Sources, average[(E)]	**1,158**	1,120	943
Equity			
Common shareholders' equity	**$245.4**	$249.0	$248.4
Common equity ratio	**7.7 %**	8.1 %	8.8 %
Tangible common shareholders' equity[1]	**$175.1**	$178.7	$178.2
Tangible common equity ratio[1]	**5.6 %**	5.9 %	6.5 %
Per Share Data			
Common shares outstanding (in billions)	**8.08**	8.24	8.65
Book value per common share	**$30.37**	$30.22	$28.72
Tangible book value per common share[1]	**21.68**	21.69	20.60
Regulatory Capital[(F)]			
CET1 capital	**$171.8**	$174.4	$176.7
Standardized approach			
Risk-weighted assets	**$1,617**	$1,568	$1,480
CET1 ratio	**10.6 %**	11.1 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,398**	$1,380	$1,371
CET1 ratio	**12.3 %**	12.6 %	12.9 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.5 %**	5.6 %	7.2 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

Endnotes

BANK OF AMERICA

A We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

B We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $11.5 billion, $11.2 billion and $10.4 billion for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively. The FTE adjustment was $105 million, $101 million and $113 million for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

F Regulatory capital ratios at December 31, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at December 31, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

G The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**12/31/2021**	**9/30/2021**	**12/31/2020**
Sales and trading revenue:			
Fixed-income, currencies and commodities	**$ 1,573**	$ 2,009	$ 1,690
Equities	**1,363**	1,605	1,317
Total sales and trading revenue	**$ 2,936**	$ 3,614	$ 3,007
Sales and trading revenue, excluding net debit valuation adjustment:			
Fixed-income, currencies and commodities	**$ 1,569**	$ 2,025	$ 1,742
Equities	**1,365**	1,609	1,321
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 2,934**	$ 3,634	$ 3,063

For the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, net DVA gains (losses) were $2 million, $(20) million and $(56) million, FICC net DVA gains (losses) were $4 million, $(16) million and $(52) million, and Equities net DVA losses were $(2) million, $(4) million and $(4) million, respectively.

H Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 19.

I Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Markets' results of operations and historical results have not been restated.

10

11 (a) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (b) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (c) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (d) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (e) Javelin 2021 Online and Mobile Banking Scorecards. (f) Experian AutoCount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of October 2021. (g) Keynova 2021 Mortgage-Home Equity Scorecard. (h) Global Finance, August 2021. (i) Professional Wealth Management, a Financial Times publication, 2021. (j) WealthManagement.com, 2021. (k) Industry 3Q21 FDIC call reports. (l) PWM, a Financial Times publication, 2021. (m) Global Finance, 2021. (n) The Digital Banker, 2021. (o) Euromoney, 2021. (p) Global Finance Treasury & Cash Management Awards, 2021. (q) Global Finance Treasury & Cash Management Awards, 2022. (r) Transaction Banking Awards, The Banker, 2021. (s) Greenwich, 2021. (t) GlobalCapital, 2021. (u) Institutional Investor, 2020. (v) Institutional Investor, 2021. (w) Refinitiv, 2021. Business Leadership Sources

12 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss fourth-quarter 2021 financial results in a conference call at 11:00 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from January 19 through 11:59 p.m. ET on January 29. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 67 million consumer and small business clients with approximately 4,200 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 41 million active users, including approximately 33 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Jerry Dubrowski, Bank of America Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the ability to achieve environmental, social and governance goals and commitments; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Year Ended December 31 2021	Year Ended December 31 2020	Fourth Quarter 2021	Third Quarter 2021	Fourth Quarter 2020
Summary Income Statement					
Net interest income	$ 42,934	$ 43,360	$ 11,410	$ 11,094	$ 10,253
Noninterest income	46,179	42,168	10,650	11,672	9,846
Total revenue, net of interest expense	89,113	85,528	22,060	22,766	20,099
Provision for credit losses	(4,594)	11,320	(489)	(624)	53
Noninterest expense	59,731	55,213	14,731	14,440	13,927
Income before income taxes	33,976	18,995	7,818	8,950	6,119
Income tax expense	1,998	1,101	805	1,259	649
Net income	$ 31,978	$ 17,894	$ 7,013	$ 7,691	$ 5,470
Preferred stock dividends	1,421	1,421	240	431	262
Net income applicable to common shareholders	$ 30,557	$ 16,473	$ 6,773	$ 7,260	$ 5,208
Average common shares issued and outstanding	8,493.3	8,753.2	8,226.5	8,430.7	8,724.9
Average diluted common shares issued and outstanding	8,558.4	8,796.9	8,304.7	8,492.8	8,785.0
Summary Average Balance Sheet					
Total debt securities	$ 905,169	$ 532,266	$ 984,493	$ 949,009	$ 653,189
Total loans and leases	920,401	982,467	945,062	920,509	934,798
Total earning assets	2,616,428	2,317,899	2,747,769	2,654,015	2,416,153
Total assets	3,034,623	2,683,122	3,164,118	3,076,452	2,791,874
Total deposits	1,914,286	1,632,998	2,017,223	1,942,705	1,737,139
Common shareholders' equity	249,787	243,685	246,519	252,043	246,840
Total shareholders' equity	273,757	267,309	270,883	275,484	271,020
Performance Ratios					
Return on average assets	1.05 %	0.67 %	0.88 %	0.99 %	0.78 %
Return on average common shareholders' equity	12.23	6.76	10.90	11.43	8.39
Return on average tangible common shareholders' equity [1]	17.02	9.48	15.25	15.85	11.73
Per Common Share Information					
Earnings	$ 3.60	$ 1.88	$ 0.82	$ 0.86	$ 0.60
Diluted earnings	3.57	1.87	0.82	0.85	0.59
Dividends paid	0.78	0.72	0.21	0.21	0.18
Book value	30.37	28.72	30.37	30.22	28.72
Tangible book value [1]	21.68	20.60	21.68	21.69	20.60

Summary Period-End Balance Sheet	December 31 2021	September 30 2021	December 31 2020
Total debt securities	$ 982,627	$ 968,617	$ 684,850
Total loans and leases	979,124	927,736	927,861
Total earning assets	2,803,620	2,658,502	2,480,665
Total assets	3,169,948	3,085,446	2,819,627
Total deposits	2,064,446	1,964,804	1,795,480
Common shareholders' equity	245,358	249,023	248,414
Total shareholders' equity	270,066	272,464	272,924
Common shares issued and outstanding	8,077.8	8,241.2	8,650.8

Credit Quality	Year Ended December 31 2021	Year Ended December 31 2020	Fourth Quarter 2021	Third Quarter 2021	Fourth Quarter 2020
Total net charge-offs	$ 2,243	$ 4,121	$ 362	$ 463	$ 881
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.25 %	0.42 %	0.15 %	0.20 %	0.38 %
Provision for credit losses	$ (4,594)	$ 11,320	$ (489)	$ (624)	$ 53

	December 31 2021	September 30 2021	December 31 2020
Total nonperforming loans, leases and foreclosed properties [3]	$ 4,697	$ 4,831	$ 5,116
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.48 %	0.52 %	0.56 %
Allowance for loan and lease losses	$ 12,387	$ 13,155	$ 18,802
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.28 %	1.43 %	2.04 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	December 31 2021	September 30 2021	December 31 2020
Regulatory capital metrics [4]:			
Common equity tier 1 capital	**$ 171,759**	$ 174,407	$ 176,660
Common equity tier 1 capital ratio - Standardized approach	**10.6 %**	11.1 %	11.9 %
Common equity tier 1 capital ratio - Advanced approaches	**12.3**	12.6	12.9
Tier 1 leverage ratio	**6.4**	6.6	7.4
Supplementary leverage ratio	**5.5**	5.6	7.2
Tangible equity ratio [5]	**6.4**	6.7	7.4
Tangible common equity ratio [5]	**5.6**	5.9	6.5

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at December 31, 2021 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at December 31, 2020 excluded U.S. Treasury securities and deposits at Federal Reserve Banks.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2021				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 8,912**	**$ 5,402**	**$ 5,907**	**$ 3,818**	**$ (1,874)**
Provision for credit losses	**32**	**(56)**	**(463)**	**32**	**(34)**
Noninterest expense	**4,742**	**3,834**	**2,717**	**2,882**	**556**
Net income (losses)	**3,124**	**1,226**	**2,667**	**669**	**(673)**
Return on average allocated capital [1]	**32 %**	**30 %**	**25 %**	**7 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 282,332**	**$ 205,236**	**$ 338,627**	**$ 102,627**	**$ 16,240**
Total deposits	**1,026,810**	**360,912**	**562,390**	**43,331**	**23,780**
Allocated capital [1]	**38,500**	**16,500**	**42,500**	**38,000**	**n/m**
Quarter end					
Total loans and leases	**$ 286,511**	**$ 208,971**	**$ 352,933**	**$ 114,846**	**$ 15,863**
Total deposits	**1,054,995**	**390,143**	**551,752**	**46,374**	**21,182**

	Third Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,838	$ 5,310	$ 5,245	$ 4,519	$ (1,045)
Provision for credit losses	247	(58)	(781)	16	(48)
Noninterest expense	4,558	3,744	2,534	3,252	352
Net income	3,045	1,226	2,549	926	(55)
Return on average allocated capital [1]	31 %	30 %	24 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,380	$ 199,664	$ 324,736	$ 97,148	$ 17,581
Total deposits	1,000,765	339,357	534,166	54,650	13,767
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 280,803	$ 202,268	$ 328,893	$ 98,892	$ 16,880
Total deposits	1,015,276	345,590	536,476	54,941	12,521

	Fourth Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,242	$ 4,677	$ 4,779	$ 3,907	$ (1,393)
Provision for credit losses	4	8	48	18	(25)
Noninterest expense	4,809	3,564	2,433	2,820	301
Net income	2,589	834	1,677	791	(421)
Return on average allocated capital [1]	27 %	22 %	16 %	9 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 305,146	$ 187,167	$ 346,323	$ 74,133	$ 22,029
Total deposits	885,210	305,870	478,269	54,539	13,251
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 299,934	$ 188,562	$ 339,649	$ 78,415	$ 21,301
Total deposits	912,652	322,157	493,748	53,925	12,998

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

17

Bank of America Corporation and Subsidiaries

Annual Results by Business Segment and All Other

(Dollars in millions)

	Year Ended December 31, 2021				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 34,005**	**$ 20,748**	**$ 20,875**	**$ 19,255**	**$ (5,343)**
Provision for credit losses	**(1,035)**	**(241)**	**(3,201)**	**65**	**(182)**
Noninterest expense	**19,290**	**15,258**	**10,632**	**13,032**	**1,519**
Net income	**11,891**	**4,327**	**9,814**	**4,557**	**1,389**
Return on average allocated capital [(1)]	**31 %**	**26 %**	**23 %**	**12 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 284,061**	**$ 196,899**	**$ 329,655**	**$ 91,339**	**$ 18,447**
Total deposits	**983,027**	**340,124**	**522,790**	**51,833**	**16,512**
Allocated capital [(1)]	**38,500**	**16,500**	**42,500**	**38,000**	**n/m**
Year end					
Total loans and leases	**$ 286,511**	**$ 208,971**	**$ 352,933**	**$ 114,846**	**$ 15,863**
Total deposits	**1,054,995**	**390,143**	**551,752**	**46,374**	**21,182**

	Year Ended December 31, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 33,262	$ 18,584	$ 18,987	$ 18,765	$ (3,571)
Provision for credit losses	5,765	357	4,897	251	50
Noninterest expense	18,882	14,160	9,342	11,417	1,412
Net income (loss)	6,504	3,071	3,466	5,252	(399)
Return on average allocated capital [(1)]	17 %	21 %	8 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 315,580	$ 183,402	$ 382,264	$ 73,062	$ 28,159
Total deposits	823,666	287,123	456,562	47,400	18,247
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Year end					
Total loans and leases	$ 299,934	$ 188,562	$ 339,649	$ 78,415	$ 21,301
Total deposits	912,652	322,157	493,748	53,925	12,998

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended December 31 Fourth Quarter 2021 Third Quarter 2021 Fourth Quarter 2020FTE basis data (1) 2021 2020 Net interest income $ 43,361 $ 43,859 $ 11,515 $ 11,195 $ 10,366 Total revenue, net of interest expense 89,540 86,027 22,165 22,867 20,212 Net interest yield 1.66% 1.90% 1.67% 1.68% 1.71 % Efficiency ratio 66.71 64.18 66.46 63.14 68.90 Other Data     December 31 2021 September 30 2021 December 31 2020 Number of financial centers - U.S. 4,173 4,215 4,312 Number of branded ATMs - U.S. 16,209 16,513 16,904 Headcount 208,248 209,407 212,505 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $427 million and $499 million for the years ended December 31, 2021 and 2020, $105 million and $101 million for the fourth and third quarters of 2021, and $113 million for the fourth quarter of 2020. Certain prior-period amounts have been reclassified to conform to current-period presentation.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the years ended December 31, 2021 and 2020, and the three months ended December 31, 2021, September 30, 2021 and December 31, 2020. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2021	2020	**2021**	2021	2020
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 33,976**	$ 18,995	**$ 7,818**	$ 8,950	$ 6,119
Provision for credit losses	**(4,594)**	11,320	**(489)**	(624)	53
Pretax, pre-provision income	**$ 29,382**	$ 30,315	**$ 7,329**	$ 8,326	$ 6,172
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 273,757**	$ 267,309	**$ 270,883**	$ 275,484	$ 271,020
Goodwill	**(69,005)**	(68,951)	**(69,022)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,177)**	(1,862)	**(2,166)**	(2,185)	(2,173)
Related deferred tax liabilities	**916**	821	**913**	915	910
Tangible shareholders' equity	**$ 203,491**	$ 197,317	**$ 200,608**	$ 205,191	$ 200,806
Preferred stock	**(23,970)**	(23,624)	**(24,364)**	(23,441)	(24,180)
Tangible common shareholders' equity	**$ 179,521**	$ 173,693	**$ 176,244**	$ 181,750	$ 176,626
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 270,066**	$ 272,924	**$ 270,066**	$ 272,464	$ 272,924
Goodwill	**(69,022)**	(68,951)	**(69,022)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,153)**	(2,151)	**(2,153)**	(2,172)	(2,151)
Related deferred tax liabilities	**929**	920	**929**	913	920
Tangible shareholders' equity	**$ 199,820**	$ 202,742	**$ 199,820**	$ 202,182	$ 202,742
Preferred stock	**(24,708)**	(24,510)	**(24,708)**	(23,441)	(24,510)
Tangible common shareholders' equity	**$ 175,112**	$ 178,232	**$ 175,112**	$ 178,741	$ 178,232
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,169,948**	$ 2,819,627	**$ 3,169,948**	$ 3,085,446	$ 2,819,627
Goodwill	**(69,022)**	(68,951)	**(69,022)**	(69,023)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,153)**	(2,151)	**(2,153)**	(2,172)	(2,151)
Related deferred tax liabilities	**929**	920	**929**	913	920
Tangible assets	**$ 3,099,702**	$ 2,749,445	**$ 3,099,702**	$ 3,015,164	$ 2,749,445
Book value per share of common stock					
Common shareholders' equity	**$ 245,358**	$ 248,414	**$ 245,358**	$ 249,023	$ 248,414
Ending common shares issued and outstanding	**8,077.8**	8,650.8	**8,077.8**	8,241.2	8,650.8
Book value per share of common stock	**$ 30.37**	$ 28.72	**$ 30.37**	$ 30.22	$ 28.72
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 175,112**	$ 178,232	**$ 175,112**	$ 178,741	$ 178,232
Ending common shares issued and outstanding	**8,077.8**	8,650.8	**8,077.8**	8,241.2	8,650.8
Tangible book value per share of common stock	**$ 21.68**	$ 20.60	**$ 21.68**	$ 21.69	$ 20.60

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.